EXHIBIT 23.1
















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                                                                  Exhibit 23.1


                      Consent of Independent Accountants
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     We  consent  to  the  incorporation  by  reference  in  the  registration statement of Individual, Inc. on Form S-3 of our report dated February 15, 1997, on our audits of the consolidated financial statements of Individual, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Annual
Report on Form 10-K of Individual, Inc. for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."



                              /s/  Coopers  &  Lybrand  L.L.P.
     COOPERS  &  LYBRAND  L.L.P.

Boston,  Massachusetts
September  10,  1997